                                                                    EXHIBIT 10.1

                              INVENTA CORPORATION



                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------



                                 July 8, 1994

                               TABLE OF CONTENTS

                                                              Page
                                                              ----

1.   Purchase and Sale of Series A Preferred Stock ..........     1

     1.1     Sale and Issuance of Common Stock ..............     1
     1.2     Closing ........................................     1
     1.3     Warrants .......................................     1

2.   Representations and Warranties of the Company ..........     1

     2.1     Organization, Good Standing and Qualification ..     2
     2.2     Capitalization .................................     2
     2.3     Subsidiaries ...................................     2
     2.4     Authorization ..................................     2
     2.5     Valid Issuance of Securities ...................     2
     2.6     Governmental Consents ..........................     3
     2.7     Litigation .....................................     3
     2.8     Intangible Property ............................     3
     2.9     Compliance with Other Instruments ..............     4
     2.10    Disclosure .....................................     4
     2.11    Registration Rights ............................     4
     2.12    Title to Property and Assets ...................     4
     2.13    Financial Statements ...........................     5
     2.14    Changes ........................................     5
     2.15    Minute Books ...................................     6
     2.16    Labor Agreements and Actions ...................     6

3.   Representations and Warranties of the Investors ........     7

     3.1     Authorization ..................................     7
     3.2     Purchase Entirely for Own Account ..............     7
     3.3     Disclosure of Information ......................     7
     3.4     Economic Risk ..................................     7
     3.5     Restricted Securities ..........................     8
     3.6     Further Limitations on Disposition .............     8
     3.7     Legends ........................................     8

4.   California Commissioner of Corporations ................     9

     4.1     Corporate Securities Law .......................     9

5.   Conditions of Investor's Obligations at Closing ........     9

     5.1     Representations and Warranties .................     9
     5.2     Performance ....................................     9
     5.3     Articles of Incorporation ......................     9
     5.4     Compliance Certificate .........................     9

                               TABLE OF CONTENTS
                                  (continued)


                                                              Page
                                                              ----
6.   Conditions of the Company's Obligations at Closing .....     9

     6.1     Representations and Warranties .................     9
     6.2     Payment of Purchase Price ......................    10
     6.3     Legal Matters ..................................    10

7.   Registration Rights ....................................    10

     7.1     Definitions ....................................    10
     7.2     Restrictive Legend .............................    11
     7.3     Notice of Proposed Transfers ...................    11
     7.4     Demand Registration ............................    12
     7.5     Piggyback Registration .........................    12
     7.6     Underwriting ...................................    13
     7.7     Blue Sky .......................................    14
     7.8     Expenses of Registration .......................    15
     7.9     Registration Procedures ........................    15
     7.10    Information Furnished by Holder ................    15
     7.11    Indemnification ................................    15
     7.12    Rule 144 Reporting .............................    17
     7.13    Transfer of Registration Rights ................    18

8.   Right of First Refusal .................................    18

     8.1     Grant of Right .................................    18
     8.2     New Securities .................................    18
     8.3     Notice .........................................    19
     8.4     Sale after Notice ..............................    19
     8.5     Expiration .....................................    19
     8.6     Assignment .....................................    20

9.   Covenants of the Company ...............................    20

     9.1     Delivery of Financial Statements ...............    20
     9.2     Termination of Information Covenant ............    21
     9.3     Key Man Life Insurance .........................    21
     9.4     Board of Directors .............................    21

10.  Miscellaneous ..........................................    21

     10.1    Survival of Warranties .........................    21
     10.2    Transfer; Successors and Assigns ...............    21
     10.3    Governing Law ..................................    22
     10.4    Counterparts ...................................    22
     10.5    Titles and Subtitles ...........................    22

                               TABLE OF CONTENTS
                                  (continued)

                                                              Page
                                                              ----

     10.6    Notices ........................................    22
     10.7    Finder's Fee ...................................    22
     10.8    Expenses .......................................    22
     10.9    Amendments and Waivers .........................    22
     10.10   Severability ...................................    23
     10.11   Aggregation of Stock ...........................    23
     10.12   Entire Agreement ...............................    23

EXHIBIT A    Schedule of Investors

EXHIBIT B    Amended and Restated Articles of Incorporation

EXHIBIT C    Schedule of Exceptions to Representations and Warranties

EXHIBIT D    Form of Warrant

EXHIBIT E    List of Registrable Securities

EXHIBIT F    Form of Proprietary Information Agreement

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------



     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 8th day of July 1994 by and between Inventa Corporation, a California corporation (the "Company"), and the persons and entities listed on the Schedule of Investors attached hereto as Exhibit A (the "Investors").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Series A Preferred Stock
          ---------------------------------------------

          1.1.   Sale and Issuance of Common Stock.
                 ---------------------------------

                 (a) The Company shall adopt and file with the Secretary of State of California on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B.

                 (b) Subject to the terms and conditions of this Agreement, the Investors agree to purchase at the Closing and the Company agrees to sell and issue to the Investors at the Closing that number of shares of the Company's Series A Preferred Stock (the "Stock") for the aggregate purchase price set forth opposite each Investor's name on Exhibit A attached hereto, at a purchase price of $1.00 per share.

          1.2    Closing   Date; Delivery.  The purchase and sale of the Stock
                 ------------------------
shall take place at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 9:00 a.m., on July 8, 1994, or at such other time and place as the Company and the Investors mutually agree upon, orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the Stock which such Investor is purchasing against delivery to the Company by such Investor of a check made payable to the Company or wire transfer of the aggregate purchase price therefor.

          1.3.   Warrants.  At the Closing, the Company shall issue to each
                 --------
Investor a Warrant ("Warrant") in the form attached hereto as Exhibit D. Each Warrant shall be exercisable at the Investor's option for that number of shares of Series A Preferred Stock of the Company equal to one-fourth of the number of shares of Stock purchased by such Investor at the Closing, at an exercise price of $1.00 per share. The Warrants shall expire at the earlier of (i) December 31, 1999, (ii) a registered public offering of the Company's securities, or (iii) a merger, reorganization or sale of all or substantially all of the Company's assets.

     2.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to the Investors that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1.   Organization, Good Standing and Qualification.  The Company is
                 ---------------------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2    Capitalization.
                 --------------

                 (a) The authorized capital of the Company will consist, immediately prior to the Closing, of (i) 500,000 shares of Preferred Stock, all of which are designated Series A Preferred Stock, and none of which are issued and outstanding, and (ii) 10,000,000 shares of Common Stock, of which 2,250,000 shares are issued and outstanding. The Company has reserved 675,000 shares of its Common Stock for issuance pursuant to its 1993 Stock Option Plan. Except as set forth in the Schedule of Exceptions attached as Exhibit C hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

          2.3    Subsidiaries.  The Company does not presently own or control,
                 ------------
directly or indirectly, any interest in any other corporation, association, or other business entity.

          2.4    Authorization.  All corporate action on the part of the
                 -------------
Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Stock has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

          2.5    Valid Issuance of Securities.
                 ----------------------------

                 (a) The Stock that is being issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. Based in part upon the representations of the Investors in this Agreement, the Stock will be issued in compliance with all applicable federal and state securities laws.

                 (b) The shares of Common Stock outstanding prior to the Closing are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

                 (c) The Warrants to be issued to the Investors in connection with the transactions contemplated by this Agreement will be duly and validly authorized and issued, fully paid and nonassessable, and will be issued in compliance with all applicable federal and state securities laws.

          2.6    Governmental Consents.  No consent, approval, order or
                 ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected in accordance with such section, and (b) compliance with the Blue Sky Laws of the various states in which the Investors may reside, which compliance will be effected in accordance with such laws. The Company currently holds all licenses, permits, franchises, registrations and qualifications which may be required to conduct its business, and all such licenses, permits, franchises, registrations and qualifications are valid and in full force and effect.

          2.7    Litigation.  There is no action, suit, proceeding or
                 ----------
investigation pending or currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          2.8    Intangible Property.  The Company, to its knowledge after due
                 -------------------
inquiry, and that of its officers after due inquiry, has all right, title and interest in and to all intangible property and technology or is able to obtain on reasonable terms, all permits, licenses and other authority necessary to conduct its business as presently conducted. The Company, and, to the knowledge of the Company, its officers and employees, have not improperly used and are not making improper use of any confidential information or trade secrets of others, including those of any former employer of an officer or employee.

          2.9    Compliance with Other Instruments.
                 ---------------------------------

                 (a) The Company is not in violation or default of any provisions of its Amended and Restated Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract, rule, or statute, or of the Company's Restated Articles of Incorporation or Bylaws, or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

                 (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement.

          2.10   Disclosure.  The Company has fully provided the Investors with
                 ----------
all the information which the Investors have requested for deciding whether to acquire the Stock and all information which the Company believes is reasonably necessary to enable the Investors to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, except that, with respect to financial projections, the Company represents only that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.

          2.11   Registration Rights.  Except as provided in Section 7 of this
                 -------------------
Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.12   Title to Property and Assets.  The Company owns its property
                 ----------------------------
and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.13   Financial Statements.  The Company has delivered to the
                 --------------------
Investor its financial statements (balance sheet and profit and loss statement and statement of shareholders equity) (i) at April 30, 1994 and the four (4) month period then ended and (ii) at December 31, 1993 and for the fiscal year then ended (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, of a nature required by generally accepted accounting principles to be reflected in a balance sheet or disclosed in the notes thereto, other than liabilities incurred in the ordinary course of business subsequent to April 30, 1994.

          2.14   Changes.  Since April 30, 1994 there has not been:
                 -------

                 (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse.

                 (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                 (c) any waiver by the Company of a valuable right or of a material debt owed to it;

                 (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                 (e) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or to which the Company or any of such assets or properties is subject;

                 (f) any material change in any compensation arrangement or agreement with any employee; or

                 (g) to the Company's knowledge, any other event or condition of any character which might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted).

          2.15   Minute Books.  The Company has offered to provide to the
                 ------------
Investors the minute books of the Company, which contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.16   Labor Agreements and Actions.  The Company is not bound by or
                 ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company.

          2.17   Employee Plans.  The Company has no "employee welfare benefit
                 --------------
plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company (i) has not been required to contribute to, (ii) has not terminated or withdrawn from, and (iii) is not aware of any withdrawal liability assessed against the Company with respect to any defined benefit plan as defined in Section 3(35) of ERISA or multiemployer plan as defined in Section 4001 of ERISA in which employees or former employees of the Company have participated.

          2.18   Employees.  The Company has not knowingly violated any
                 ---------
employment-related laws, including, without limitation, laws relating to equal employment opportunity, overtime pay and collective bargaining. To the Company's knowledge, no key employee or sales representative of the Company, and no group of employees, has any plans to terminate his or her employment with the Company. Each United States employee of the Company with access to confidential or proprietary information has executed a Proprietary Information Agreement, the form of which is attached hereto as Exhibit F.

     3.   Representations and Warranties of the Investors.  Each Investor  for
          -----------------------------------------------
itself hereby represents and warrants to the Company that:

          3.1    Authorization.  This Agreement constitutes its valid and
                 -------------
legally binding obligation, enforceable in accordance with its terms.

          3.2    Purchase Entirely for Own Account.  This Agreement is made
                 ---------------------------------
with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Stock will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock. The Investor represents that it has full power and authority to enter into this Agreement.

          3.3    Disclosure of Information.  The Investor believes it has
                 -------------------------
received information that it considers necessary or appropriate for deciding whether to acquire the Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4    Economic Risk.  The Investor has the capacity to protect his
                 -------------
own interests in connection with the purchase of the Stock, is capable of evaluating the merits and risks of investment in the Company, can make an informed investment decision by reason of (i) his preexisting personal or business relationship with the Company or any of its officers, directors, or control persons, or (ii) his business and financial knowledge and experience or the business and financial knowledge and experience of my professional advisers, and is able to bear the substantial economic risks of an investment in the Stock for an indefinite period of time.

          3.5    Restricted Securities.  It understands that the shares of
                 ---------------------
Common Stock sold hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.6    Further Limitations on Disposition.  Without in any way
                 ----------------------------------
limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Stock unless and until:

                 (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                 (b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act.

                 (c)   Notwithstanding the provisions of paragraphs (a) and
(b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to a shareholder, partner or other affiliate of the Investor, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Investor hereunder.

          3.7    Legends.  It is understood that the Stock, and the shares of
                 -------
Common Stock issuable upon conversion thereof and any securities issued in respect thereof or exchange therefor may bear one or all of the following legends:

                 (a)   The legend set forth in Section 7.2 hereof.

                 (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

          (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

     4.   California Commissioner of Corporations.
          ---------------------------------------

          4.1    Corporate Securities Law.  THE SALE OF THE SECURITIES THAT IS
                 ------------------------
THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

     5.   Conditions of Investor's Obligations at Closing.  The obligations  of
          -----------------------------------------------
the Investors under Section 1.1 of this Agreement are subject to the fulfillment, on or before the First Closing, of each of the following conditions:

          5.1    Representations and Warranties.  The representations and
                 ------------------------------
warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing.

          5.2    Performance.  The Company shall have performed and complied
                 -----------
with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3    Articles of Incorporation.  The Company shall have filed with,
                 -------------------------
and have had accepted for filing by, the California Secretary of State the Amended and Restated Articles of Incorporation of the Company attached as Exhibit B hereto.

          5.4    Compliance Certificate.  The President of the Company shall
                 ----------------------
deliver to the Investors at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

     6.   Conditions of the Company's Obligations at Closing.  The
          --------------------------------------------------
obligations of the Company to the Investors under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions by the Investor:

          6.1    Representations and Warranties.  The representations and
                 ------------------------------
warranties of the Investors contained in Section 3 shall be true and correct in all material respects as of the Closing.

          6.2    Payment of Purchase Price.  The Investors shall have delivered
                 -------------------------
to the Company the purchase price specified in Section 1.1 hereof.

          6.3    Legal Matters.  All material matters of a legal nature which
                 -------------
pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

     7.   Registration Rights.  The Company covenants and agrees as follows:
          -------------------

          7.1    Definitions.  For purposes of this Section 7:
                 -----------

                 (a)   "Commission" shall mean the Securities and Exchange
                        ----------
Commission or any other federal agency at the time administering the Securities Act.

                 (b)   "Holder" shall mean any holder of outstanding
                        ------
Registrable Securities which have not been sold to the public or an assignee or transferee of Registration rights as permitted by Section 7.13.

                 (c)   "Initiating Holders" shall mean Holders who in the
                        ------------------
aggregate hold at least forty percent (40%) of the Registrable Securities.

                 (d)   The terms "Register", "Registered" and "Registration"
                                  --------    ----------       ------------
refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

                 (e)   "Registrable Securities" shall mean any Common Stock
                        ----------------------
held by the Holder as set forth on Exhibit E attached hereto, or other securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of Registrable Securities.

                 (f)   "Registration Expenses" shall mean all expenses incurred
                        ---------------------
by the Company in complying with Section 7.4 or 7.5 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and of special counsel for the Holders (if different from the Company), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration and excluding any Selling Expenses.

                 (g)   "Securities Act" shall mean the Securities Act of 1933,
                        --------------
as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 (h)   "Selling Expenses" shall mean all underwriting discounts
                        ----------------
and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

          7.2    Restrictive Legend  .  Each certificate representing (i)
                 ------------------
the Registrable Securities and (ii) any other securities issued in respect of the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 7.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          The Investor and each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Section 7.

          7.3    Notice of Proposed Transfers  .  The holder of each
                 ----------------------------
certificate representing restricted securities as that term is defined in Rule 144 by acceptance thereof agrees to comply in all respects with the provisions of this Section 7.3. Prior to any proposed sale, assignment, transfer or pledge of any restricted securities (other than (i) a transfer not involving a change in beneficial ownership or (ii) in transactions involving the distribution without consideration of restricted securities by any of the Holders to any of its partners, retired partners) unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) a written opinion, addressed to the Company, of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company (provided that no such opinion shall be required for transfers pursuant to Rule
144), to the effect that the proposed transfer of the restricted securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such restricted securities shall be entitled to transfer such restricted securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the restricted securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 7.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend, is not required in order to establish compliance with any provision of the Securities Act.

          7.4    Demand Registration.
                 -------------------

                 (a)   Request for Registration on Form S-3.  Subject to the
                       ------------------------------------
terms of this Agreement, in the event that the Company shall receive from the Initiating Holders a written request that the Company effect any Registration on Form S-3 (or any successor form to Form S-3 regardless of its designation) for an offering of Registrable Securities the reasonably anticipated aggregate offering price to the public of which would exceed $1,000,000, the Company shall: (i) promptly give written notice of the proposed Registration to all other Holders; and (ii) as soon as practicable, use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request made within twenty (20) days after the written notice from the Company. The Company shall not be obligated to effect more than four such Registrations under this Section 7.4(a), nor more than one such Registration in any twelve-month period.

                 (b)   Registration of Other Securities.  Any Registration
                       --------------------------------
Statement filed pursuant to the request of the Initiating Holders under this
Section 7.4 shall only include Registrable Securities.

          7.5    Piggyback Registration.  Subject to the terms of this
                 ----------------------
Agreement, if at any time or from time-to-time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a registration on Form S-8 relating solely to employee stock option or purchase plans, a registration on Form S-4 relating solely to an SEC Rule 145 transaction, a registration on any other form (other than Form S-1 or S-3) which does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities, the Company will: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related registration and/or qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 30 days after delivery of such written notice from the Company.

          7.6    Underwriting.
                 ------------

                 (a)   Notice of Underwriting.  If a Registration of which the
                       ----------------------
Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 7.4(a) or 7.5. In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder's Registrable Securities in such underwriting to the extent provided in this Section 7.6. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter's Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 7.6.

                 (b)   Marketing Limitation.  In the event the Underwriter's
                       --------------------
Representative advises the Holders seeking Registration of Registrable Securities in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative may limit, but not to less than 10% of the total number of shares proposed to be registered under this Section 7.6 (unless such Registration is the Company's initial public offering, in which case no limitation on reduction shall be imposed), the number of shares of Registrable Securities to be included in such Registration and underwriting; provided however, that any Registrable Securities so excluded shall retain any and all Registration rights set forth in this Section.

                 (c)   Allocation of Shares.  In the event that the
                       --------------------
Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 7.4(b), the number of shares to be included in such Registration shall be allocated in the following manner:

                       (i)  in the case of a Registration pursuant to
Section 7.5, shares held by persons who are not legally entitled to include shares in such Registration shall first be excluded from such Registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, shares of Registrable Securities shall next be excluded from such Registration and underwriting to the extent required by such limitation, all prior to any limitation on the shares to be Registered by the Company.

                       The number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated among all Holders thereof and other holders of securities other than Registrable Securities requesting and legally entitled to include shares in such Registration, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Holders and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.6(c) shall be included in the Registration Statement.

                 (d)   Withdrawal.  If any Holder disapproves of the terms of
                       ----------
any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

          7.7    Blue Sky.  In the event of any Registration of Registrable
                 --------
Securities pursuant to Section 7.4 or 7.5, the Company will exercise its best efforts to register and/or qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding 20 unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

          7.8    Expenses of Registration.  Registration expenses incurred  with
                 ------------------------
no more than two Registrations pursuant to Section 7.4, and all Registration Expenses incurred in connection with Registrations pursuant to Section 7.5, shall be borne by the Company, excluding underwriting discounts and commissions. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares registered.

          7.9    Registration Procedures.  The Company will keep each Holder
                 -----------------------
whose Registrable Securities are included in any Registration pursuant to this Agreement advised as to the initiation and completion of such Registration. The Company shall: (a) keep such Registration effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time reasonably may request.

          7.10   Information Furnished by Holder.  It shall be a condition
                 -------------------------------
precedent of the Company's obligations under this Section that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

          7.11   Indemnification.
                 ---------------

                 (a)   Company's Indemnification of Holders.  To the extent
                       ------------------------------------
permitted by law, the Company shall indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such Holder, such directors, officers, partners or law firm, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 7.11 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, officer, director, partner, counsel or controlling person and stated to be specifically for use in connection with the Registration and offering of securities of the Company.

          (b)    Holder's Indemnification of Company.  To the extent permitted
                 -----------------------------------
by law, each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification or compliance; and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters and control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder, or an officer, director, constituent partner, counsel or controlling persons of such Holder, and stated to be specifically for use in connection with the Registration and offering of securities of the Company.

                    (c)   Indemnification Procedure. Promptly after receipt by
                          -------------------------
an indemnified party under this Section 7.11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.11 notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 7.11 then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7.11 but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 7.11.

          7.12      Rule 144 Reporting. With a view to making available the
                    ------------------
benefits of certain rules and regulations of the Commission which may at any time permit the sale of the restricted securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                    (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

                    (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

                    (c) So long as a Purchaser owns any restricted securities to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

          7.13      Transfer of Registration Rights. The rights to cause the
                    -------------------------------
Company to register securities granted Holders under Sections 7.4 and 7.5 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Holder provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires either
(A) at least 50,000 shares of Registrable Securities or (B) all Registrable Securities held by such transferring or assigning Holder. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner of a Holder, without compliance with item
(ii) above, provided written notice thereof is promptly given to the Company.

     8.   Right of First Refusal.
          ----------------------

          8.1  Grant of Right.  Except as set forth in Section 8.5, the
               --------------
Company hereby grants to each Investor who continues to hold Stock the right of first refusal to purchase all or any part of such Investor's Pro Rata Share (as hereinafter defined) of the New Securities (as defined in Section 8.2) which the Company may, from time to time, propose to sell and issue. The Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share" of each Investor, for purposes of this right of first refusal, is the ratio of the total number of shares of Common Stock held by such Investor, including (i) any shares of Common Stock into which shares of Preferred Stock held by such Investor are convertible, and (ii) any shares deliverable upon the exercise of options of other rights to purchase Common Stock held by such Investor, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including (i) any shares of Common Stock into which outstanding shares of Preferred Stock are convertible and (ii) any shares deliverable upon the exercise of options of other rights to purchase Common Stock held by such Investor).

          8.2  New Securities.   "New Securities" shall mean any capital
               --------------
stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that "New Securities" does not include (i) the
               --------  -------
shares of Stock purchased pursuant to this Agreement or other securities issued or issuable upon conversion of the Stock ("Conversion Shares"), (ii) securities offered pursuant to a registration statement filed under the Securities Act of 1933 ("Securities Act"), (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization, (iv) shares offered pursuant to lease financing transactions or bank or lending institution financing transactions, and (v) all securities hereafter issued or issuable to officers, directors, employees or consultants of the Company (for the primary purpose of soliciting or retaining their employment or services) pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors.

          8.3  Notice.  In the event the Company proposes to undertake
               ------
an issuance of New Securities, it shall give to the Investors written notice (the "Notice") of its intention, describing the type of New Securities, number of shares, the price, the terms upon which the Company proposes to issue the same, and notice to the effect that each Investor must respond to such Notice within thirty (30) days after the date thereof. The Investors shall have thirty
(30) days from the date of such Notice to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than forty-five (45) days after the date of the Notice.

          8.4  Sale after Notice.  In the event any Investor fails to
               -----------------
exercise in full the right of first refusal within said thirty (30) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities respecting which such Investor's rights were not exercised, at a price and upon general terms no more favorable to the Investors thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

          8.5  Expiration.  The right of first refusal granted under this
               ----------
Section 8 shall expire upon the earlier of:

          (a) The closing of the Company's sale of its Common Stock in a bona fide, firm commitment underwritten public offering pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act of 1933.; or

          (b) The date on which the Company is acquired by another entity by merger, purchase of substantially all of its assets or other reorganization.

          8.6  Assignment. The right of first refusal granted under this
               ----------
Section 8 is assignable by the Investors to any transferee of a minimum of Fifty Thousand (50,000) shares of Preferred Stock or the Common Stock into which it has been converted.

     9.   Covenants of the Company.
          ------------------------

          9.1  Delivery of Financial Statements. The Company shall deliver to
               --------------------------------
the Investors:

               (a) as soon as practicable after the end of each fiscal year of the Company an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be audited and in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP");

               (b) as soon as practicable after the end of each month of each fiscal quarter of the Company an unaudited profit or loss statement and schedule as to the sources and application of funds for each quarterly reporting period and an unaudited balance sheet as of the end of such quarter in reasonable detail;

               (c) within ten (10) days of the end of each month, an unaudited balance sheet as of the end of such month, including a comparison to plan, in reasonable detail; provided, however, that the Company shall be required to deliver such documents as required under this Section 9.1(c) only to Investors (and affiliates of each Investor whose shares shall be aggregated with each such Investor for purposes of this section), continuing to hold at least 100,000 shares of Series A Preferred Stock or Common Stock of the Company; and

               (d) as soon as practicable after the end of each fiscal year of the Company an annual business plan and budget; provided, however, that the Company shall be required to deliver such documents as required under this
Section 9.1(d) only to Investors (and affiliates of each Investor whose shares shall be aggregated with each such Investor for purposes of this section) continuing to hold at least 100,000 shares of Series A Preferred Stock or Common Stock of the Company.

          9.2  Termination of Information Covenant. The covenant set forth in
               -----------------------------------
Section 9.1 shall terminate as to the Investors and be of no further force or effect upon the initial sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated.

          9.3  Key Man Life Insurance. Within thirty (30) days after the date of
               ----------------------
the Closing the Company shall obtain key man life insurance in an amount not less than $2,000,000, with proceeds payable to the Company, on the life of Ashok Santhanam.

          9.4  Board of Directors.
               ------------------

               (a) If upon the Closing, the number of authorized directors of the Company is three, then as soon as practicable after the Closing, the Company shall cause to be elected to its Board of Directors (i) one representative elected by the Investors, and (ii) two representatives elected by the holders of Common Stock of the Company, at least one of which shall be reasonably acceptable to the Investors.

               (b) If upon the Closing, the number of authorized directors of the Company is five, then as soon as practicable after the Closing, the Company shall cause to be elected to its Board of Directors (i) one representative elected by the Investors, (ii) two representatives elected by the holders of Common Stock of the Company, at least one of which shall be reasonably acceptable to the Investors, and (iii) two representatives elected by the Investors and the holders of Common Stock of the Company voting together as a single class.

     10.  Miscellaneous.
          -------------

          10.1 Survival of Warranties. The warranties, representations and
               ----------------------
covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          10.2 Transfer; Successors and Assigns. The terms and conditions of
               --------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obliga-tions, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          10.3    Governing Law. This Agreement shall be governed by and
                  -------------
construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          10.4    Counterparts. This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.5    Titles and Subtitles. The titles and subtitles used in this
                  --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          10.6    Notices. Unless otherwise provided, any notice required or
                  -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          10.7    Finder's Fee. Except as elsewhere disclosed in this Agreement,
                  ------------
or in Exhibit C hereto, each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees, or representatives are responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          10.8    Expenses. If any action at law or in equity is necessary to
                  --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          10.9    Amendments and Waivers. Other than as provided in Section 7
                  ----------------------
hereof, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a majority of the Investors, provided that any term of Section 7 may be amended and the observance of any term of Section 7 may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the then-outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section shall be binding upon each transferee of any Stock or Registrable Securities, each future holder of all such securities, and the Company.

          10.10   Severability. If one or more provisions of this Agreement are
                  ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          10.11   Aggregation of Stock. All shares of Common Stock held or
                  --------------------
acquired by affiliated entities or person shall be aggregated for the purpose of determining the availability of any rights under Section 7 of this Agreement.

          10.12   Entire Agreement. This Agreement constitutes the entire
                  ----------------
agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



INVENTA CORPORATION

By:                    /s/ Ashok K. Santhanam
                       --------------------------------
                       Ashok K. Santhanam,
                       President

                       Address:   2620 Augustine Drive, Suite 225
                                  Santa Clara, CA 95054

INVESTORS:

 /s/ Robert Ducommun                    /s/ Harry A. Caunter
---------------------------            ---------------------------
 ROBERT DUCOMMUN                        HARRY A. CAUNTER


 /s/ Ramesh Vasudevan                   /s/ Santhanam C. Shekar
---------------------------            ---------------------------
 RAMESH VASUDEVAN                       SANTHANAM C. SHEKAR


 /s/ Gomati Venkateswaran               /s/ Usha Vijayarajan
---------------------------            ---------------------------
 GOMATI VENKATESWARAN                   USHA VIJAYARAJAN


 /s/ Maya S. Hattangady                 /s/ Andrew Potter
---------------------------            ---------------------------
 MAYA S. HATTANGADY                     ANDREW POTTER



 /s/ Electra D. de Peyster              PALMER G. AND CHARLES E.
---------------------------             DUCOMMUN CHARITABLE ANNUITY
 ELECTRA D. de PEYSTER                  TRUST, u/d/t dated 7/21/83


                                        By: /s/ Robert Ducommun
                                           -----------------------

                                        Title: Trustee
                                              --------------------

                                   EXHIBIT A
                                   ---------

                             SCHEDULE OF INVESTORS

                 Name and Address                            Shares                  Amount
          ----------------------------                   --------------           ------------
Robert Ducommun...................................           60,000                 $ 60,000
P. O. Box 1042
Ross, CA  94957

Palmer G. and Charles E. Ducommun Charitable
Annuity Trust, u/d/t 7/21/83.....................            60,000                   60,000
P.O. Box 1562
Ross, CA  94957
Attn:  Robert Ducommun

Electra D. de Peyster.............................           60,000                   60,000
2000 Redwood Hill Court
Santa Rosa, CA  95404

Harry A. Caunter..................................           25,000                   25,000
162 Fincharn Lane
Inverness, IL  60067

Ramesh Vasudevan..................................          100,000                  100,000
10 Tangreen Court #2105
Willowdale, Ontario
CANADA

Santhanam C. Shekar...............................           25,000                   25,000
331 Blackfield Drive
Tiburon, CA  94920

Gomati Venkateswaran..............................           15,000                   15,000
A-1 Anand Bhavan
Alacrity Flats
South Bhog Road
T. Nagar Madras 600017
INDIA

Usha Vijayarajan..................................           25,000                   25,000
2/7 12th Cross
Rajmahal Extension
Bangalore  560080
INDIA

Maya S. Hattangady................................           10,000                   10,000
414 E. Lansing Way
Fresno, CA  93704

Andrew Potter.....................................           20,000                   20,000
923 Cowper                                                  -------                 --------
Palo Alto, CA  94301
                         TOTAL....................          400,000                 $400,000

                                    EXHIBIT B

                                Restated Articles

[Logo of State of California]
================================================================================
                              CORPORATION DIVISION

      I TONY MILLER, Acting Secretary of State of the State of California, hereby certify:

      That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                                   IN WITNESS WHEREOF, I execute
                                                      this certificate and affix
                                                      the Great Seal of the
                                                      State of California this

                                                              JUL 5 1994
                                                      ------------------------

[Seal of the State of California]


                                                           /s/ Tony Miller

                                                       Acting Secretary of State

================================================================================

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               INVENTA CORPORATION

      Ashok K. Santhanam and Michael J. O'Donnell certify that:

      1. They are the duly elected and acting President and Assistant Secretary, respectively, of Inventa Corporation, a California corporation (the "Corporation").

      2. The Articles of Incorporation of this Corporation are hereby amended and restated in full to read as set forth in Exhibit A attached hereto.

      3. The attached amendment and restatement of the Articles of Incorporation of this Corporation has been duly approved by the Board of Directors of this Corporation.

      4. The attached amendment and restatement of the Articles of Incorporation of this Corporation has been approved by the holders of the requisite number of shares of this Corporation in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the attached amendment and restatement was 2,250,000 shares of Common Stock. The number of shares voting in favor of the attached amendment and restatement equalled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

      The undersigned further declare under penalty of perjury that the matters set forth in this Certificate are true and correct of their own knowledge.

      Executed at Santa Clara, California on June 27, 1994.


                                             /s/ Ashok K. Santhanam,
                                             -----------------------------------
                                             Ashok K. Santhanam,
                                             President


                                             /s/ Michael J. O'Donnell,
                                             -----------------------------------
                                             Michael J. O'Donnell,
                                             Assistant Secretary

                                    EXHIBIT A

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               INVENTA CORPORATION

                                       I.

      The name of this corporation is Inventa Corporation.

                                       II.

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III.

      This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 10,500,000 shares, of which 10,000,000 shares shall be Common Stock with a par value of $0.001 per share and of which 500,000 shares shall be Preferred Stock, all of which are designated Series A Preferred Stock with a par value of $0.001 per share.

                                       IV.

      The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

      1. Dividend Provisions. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.06 per share per annum or, if greater (as determined on a per annum basis and on an as converted basis for the Series A Preferred Stock), an amount equal to that paid on the Common Stock. Such dividends shall be payable when, as, and if declared by the Board of Directors, and shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

      2. Liquidation Preference.

            (a) Preferred Preference. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $1.00 for each outstanding share of Series A Preferred Stock plus an amount equal to any declared but unpaid dividends on such share up to the date fixed for distribution. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such Series A Preferred Stock owned by each such holder.

            (b) After payment has been made to the holders of the Series A Preferred Stock of the full amount to which they shall be entitled as set forth in paragraph 2(a) above, the holders of the Common Stock shall then be entitled to receive the amount of $.15 per share for each share of Common Stock then held by them, adjusted for any combinations, consolidations, subdivisions, or stock dividends with respect to such shares and, in addition, an amount equal to all declared but unpaid dividends on the Common Stock. If the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid amount, then the entire assets and funds of the Corporation legally available for distribution, after payment has been made to the holders of the Series A Preferred Stock of the full amount to which they shall be entitled as set forth in paragraph 2(a) above, shall be distributed among the holders of the Common Stock in proportion to the full amount each such holder is otherwise entitled to receive.

            (c) After payment has been made to the holders of the Series A Preferred Stock and the Common Stock of the full amount to which they shall be entitled as set forth in paragraphs 2(a) and 2(b) above, the holders of the Series A Preferred Stock and Common Stock shall be entitled to receive ratably on a per-share basis all the remaining assets based upon the number of shares of Common Stock into which each share of Preferred is then convertible; provided, however, that the holders of Series A Preferred Stock shall not be entitled to receive pursuant to this paragraph (c) (including amounts received pursuant to paragraphs (a) and (b) above) more than a total of $2.00 per share of Series A Preferred Stock then held by them, adjusted for any combinations, consolidations, or stock splits with respect to such shares. If the assets and funds thus distributed among the holders of each series of Preferred and Common Stock shall be insufficient to permit the payment of the full aforesaid preferential amounts as provided in this paragraph (c), the remaining funds and assets of the Corporation available for distribution shall be distributed among the holders of each series of Preferred and Common Stock in proportion to the amount each such holder is otherwise entitled to receive pursuant to this paragraph (c).

            (d) After payment has been made to the holders of the Series A Preferred Stock and the Common Stock of the full amounts to which they shall be entitled as set forth in paragraphs 2(a), 2(b) and 2(c) above, the holders of the Common Stock shall be entitled to receive ratably on a per-share basis all the remaining assets.

            (e) Mergers. For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, the merger of any other corporation or corporations into the Corporation, in which the shareholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, a reorganization where the shareholders of the Company immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction, or a sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation; provided that the holders of Preferred Stock and Common Stock shall each be paid in cash or in the securities received or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction). Any securities to be delivered to the holders of the Series A Preferred Stock and Common Stock upon merger, reorganization or sale of substantially all the assets of the corporation shall be valued as follows:

                  (i) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                  (ii) if there is no active public market, the value shall be the fair market value thereof as mutually determined by the corporation and the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, provided that if the corporation and the holders of a majority of the outstanding shares of Series A Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of a majority of the outstanding shares of Series A Preferred Stock.

            (f) As authorized by Section 402.5(c) of the California Corporations Code, the provisions of Sections 502 and 503 of the California Corporations Code shall not apply with respect to repurchase by the Corporation of shares of Common Stock issued to or held by employees or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreement providing for the right of said repurchase.

      3. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible into share(s) of Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series A Preferred Stock. Each share of Series A Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for the Series A Preferred Stock at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The initial Conversion Price per share of Series A Preferred Stock shall be $1.00, and the Conversion Value per share of the Series A Preferred Stock shall be $1.00. The initial Conversion Price of Series A Preferred Stock shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of Series A Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

            (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock in which (a) the public offering price equals or exceeds $3.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and (b) the aggregate proceeds raised equals or exceeds $5,000,000.

            (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series A Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to
Section 3(b) hereof). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 3(b) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 3(b)) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

            (d) Fractional Shares. In lieu of any fractional shares to which the holder of Series A Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of such series of Preferred Stock as determined by the board of directors of the corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock of each holder to be converted at such time into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

            (e) Adjustment of Conversion Price. The Conversion Price of Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) If the corporation shall issue any Common Stock other than "Excluded Stock", as defined below, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock (excluding Stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by Section 3(e)(iii), (iv), (v) and (vi)), the Conversion Price in effect immediately after each such issuance shall forthwith (except as provided in this Section 3(e)) be adjusted to a price equal to the quotient obtained by dividing:

                        (1) an amount equal to the sum of

                              (x) the total number of shares of Common Stock
outstanding (including any shares of Common Stock issuable upon conversion of the Series A Preferred Stock, or deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus

                              (y) the consideration received by the corporation
upon such issuance, by

                        (2) the total number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Series A Preferred Stock or deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance plus the additional shares of Common Stock issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Conversion Price resulting from such issuance).

                        For purposes of any adjustment of the Conversion Price pursuant to this clause (i), the following provisions shall be applicable:

                              (1) In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the corporation in connection with the issuance and sale thereof.

                              (2) In the case of the issuance of Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the board of directors of the corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                              (3) In the case of the issuance of (i) options to
purchase or rights to subscribe for Common Stock (other than Excluded Stock),
(ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded

Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                    (A) the aggregate maximum number of shares
of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (B) the aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                                    (C) on any change in the number of shares of
Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                    (D) on the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                  (ii) "Excluded Stock" shall mean:

                        (1) all shares of Common Stock issued and outstanding on the date this document is filed with the California Secretary of State and all shares issuable upon exercise of options or warrants outstanding on the date this document is filed with the California Secretary of State;

                        (2) all shares of Series A Preferred Stock and the Common Stock into which the shares of Series A Preferred Stock are convertible; and

                        (3) all shares of Common Stock, warrants or options to purchase Common Stock or other securities issued to officers, directors, consultants or employees of the corporation pursuant to any plan or arrangement approved by the board of directors of the corporation.

                        All outstanding shares of Excluded Stock (including any shares issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of Section 3(e)(i) above.

                  (iii) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                  (iv) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of a series of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                  (v) In case the corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of this capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Series A Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which Series A Preferred Stock is convertible.

            (vi) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the corporation with or into another person (other than a consolidation or merger in which the corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the corporation, the shares of Series A Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Series A Preferred Stock into Common Stock. The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                  (vii) All calculations under this Section 3 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                  (viii) For the purpose of any computation pursuant to this
Section 3(e), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the corporation, but if challenged by the holders of more than 50% of the outstanding Series A Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the corporation, the cost of such appraisal to be borne by the challenging parties.

            (f) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

            (g) No Impairment. With the consent of the majority of the outstanding shares of Preferred Stock, the corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

            (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 3, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder's shares of Series A Preferred Stock.

            (i) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

            (j) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (k) Notices. Any notice required by the provisions of this Section 3 to be given to the holder of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

            (l) Reissuance of Converted Shares. No shares of Series A Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the corporation.

      4. Voting Rights. The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Series A Preferred Stock could be converted on the record date for the vote or consent of shareholders written consent and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

      5. Protective Provisions. In addition to any other class vote that may be required by law, so long as any shares of

Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred
Stock:

            (a) sell, convey or otherwise dispose of all or substantially all of its property or business, or merge into or effect a reorganization with any other corporation (other than a wholly owned subsidiary corporation) in which the shareholders of this corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction;

            (b) change the rights, preferences, privileges or restrictions of the Preferred Stock;

            (c) increase or decrease the aggregate number of authorized shares of Preferred Stock, other than as provided in either subdivision (b) of Section 405 or subdivision (c) of Section 902 of the California Corporations Code;

            (d) create a new class or series of shares having rights, preferences or privileges or increase the number of authorized shares of any class or shares having rights, preferences or privileges prior to any outstanding class or series;

            (e) repurchase from any shareholder any of the corporation's Common Stock other than repurchases at cost from employees, consultants, lessors or suppliers upon termination of employment, consulting, lessor-lessee, or supplier-purchaser relationship, respectively; or

            (f) increase the authorized number of directors of the corporation above five (5).

      6. Repurchase of Shares. In connection with repurchases by this corporation of its Common Stock, pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

                                       V.

      1. Limitation of Directors' Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      2. Indemnification of Corporate Agents. This corporation is authorized to indemnify its agents to the fullest extent permissible under California law. For purposes of this provision the term "agent" has the meaning set forth in Section 317 of the California Corporations Code.

      3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS

      This Schedule of Exceptions, dated as of the Closing Date, is made and given pursuant to Section 2 of the Inventa Corporation Series A Preferred Stock Purchase Agreement dated July 8, 1994 (the "Agreement").

      The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate. Unless the context otherwise requires, all capitalized terms shall have the same meanings assigned to them in the Agreement.

      2.1 Organization and Standing; Certificate and Bylaws.

      The Company is not qualified to do business in any state other than California, its jurisdiction of incorporation.

      2.2 Capitalization.

      The Company has granted a warrant to purchase 7,502 shares of common stock of the Company (after taking into account the Company's October 22, 1993 4.5-for-1 stock split). The warrant, with a post-split exercise price of $1.33 per share, is subject to antidilution adjustment.

      2.3 Subsidiaries.

      The Company has a wholly-owned subsidiary in Malaysia called ICG Systems SDN.BHD. The Company also has a subsidiary in India called Inventa Software India Pvt. Ltd. ("Inventa India"). Of the outstanding shares of capital stock of Inventa India, the Company owns approximately 22%, the Company's President Ashok Santhanam owns approximately 30.5%, and the balance is owned by Indian investors. Subsequent to the Closing, the Company will purchase Mr. Santhanam's interest in Inventa India at par value, equal to approximately $32,000.00.

      2.7 Litigation.

      The California Employment Development Department has entered a judgment of approximately $15,000 against the Company for the period ending December 31, 1992 based on the Company's payment of certain expenses (the "Disputed Payments") for work done for the Company in the United States by employees of Inventa India. The Company has appealed the judgment. Should the Company's appeal be unsuccessful, the Company expects that the judgment against the Company for disputed payments through December 31, 1993 will not exceed $25,000.

      The Internal Revenue Service is currently conducting an examination of the Company with respect to federal tax returns filed by the Company for tax years 1990, 1991 and 1992 which included the Disputed Payments. No determination has yet been made by the IRS.

      The Company is contemplating filing a claim in Malaysia for trademark infringement with respect to the name "Inventa" and also is contemplating seeking a name change for or the dissolution of the Malaysian company Inventa Software (M) SDN.BHD.

      2.9 Compliance with Other Instruments.

      (a) See Section 2.7 above regarding a judgment by the California Employment Development Department against the Company.

                                    EXHIBIT D

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                 WARRANT TO PURCHASE SERIES A PREFERRED STOCK OF
                               INVENTA CORPORATION

                                                                    July 8, 1994

      THIS CERTIFIES that, for value received, and subject to all of the provisions and upon the terms and conditions hereinafter set forth, 1~ (the "Holder"), is entitled to subscribe for and purchase 2~ shares of Series A Preferred Stock (the "Shares") of Inventa Corporation, a California corporation, with its principal office at 2620 Augustine Drive, Suite 225, Santa Clara, California 95054 (the "Corporation"). This Warrant is being originally delivered pursuant to that certain Series A Preferred Stock Purchase Agreement between the Corporation and the Holder (the "Agreement").

      SECTION 1. Exercise of Warrant. The rights represented by this Warrant may be exercised in whole or in part at any time during the period commencing at the date of issuance of this Warrant (the "Issuance Date") and ending at the earlier of (i) December 31, 1999, (ii) the date of the Corporation's initial public offering of its securities at a price per share of at least $3.00 and for a total offering price of at least $5,000,000, or (iii) the date of closing of the sale of all or substantially all of the assets or the outstanding capital stock of the Corporation, or the merger of the Corporation if the shareholders of the Corporation shall own less than fifty percent of the outstanding voting securities of the surviving corporation immediately following such merger (the "Exercise Period"), by delivery of the following to the Corporation at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

            (a) An executed Notice of Exercise in the form attached hereto;

            (b) Payment of the exercise price of $1.00 per Share (the "Exercise Price") in cash or by check; and

            (c) This Warrant.

      In the event of exercise of the rights represented by this Warrant, a certificate or certificates for the Shares issuable pursuant to such exercise (the "Exercise Shares") registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after such exercise but in any event within thirty days.

      The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

      SECTION 2. Covenants of the Corporation.

            2.1 Covenants as to Exercise Shares. The Corporation agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Corporation further agrees that the Corporation will at all times beginning on the Issuance Date and thereafter during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of stock to such number of shares as shall be sufficient for such purposes.

            2.2 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

      SECTION 3. Adjustment Provisions.

            3.1 Adjustment of Number of Exercise Shares. The number of Exercise Shares shall be subject to adjustment from time to time as follows:

                  (a) If, at any time during the Exercise Period, the number of outstanding shares of stock of the Corporation of the class and series covered by this Warrant is increased by a subdivision or split-up of such outstanding shares, then, concurrently with the effectiveness of such subdivision or split-up, the number of Exercise Shares shall be proportionately increased and the Exercise Price proportionately decreased.

                  (b) If, at any time during the Exercise Period, the number of outstanding shares of stock of the Corporation of the class and series covered by this Warrant is decreased by a combination of such outstanding shares, then, concurrently with the effectiveness of such combination, the number of Exercise Shares shall be proportionately decreased and the Exercise Price proportionately increased.

            3.2 Certificate as to Adjustments. Upon the occurrence of any adjustment or readjustment of the number of securities issuable upon exercise of this Warrant in accordance with paragraph 3.1, the Corporation shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a written statement setting forth each adjustment or readjustment and the facts upon which such adjustment or readjustment is based. The form of this Warrant need not be changed because of any adjustment in the number of securities subject to this Warrant.

            3.3 Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant to paragraph 3.1 or otherwise. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether such exercise would otherwise result in the issuance of any fractional share. If, after aggregation, such exercise would otherwise result in the issuance of a fractional share, the Corporation shall, in lieu of such issuance of any such fractional share, pay the Holder a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

      SECTION 4. No Shareholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.

      SECTION 5. Transfer of Warrant. Subject to applicable laws and to the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder, so long as such transferee executes an investment letter in form and substance satisfactory to the Corporation. Upon any such transfer, the transferee shall thereafter be deemed the Holder for purposes of this Warrant.

      SECTION 6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant if mutilated, the Corporation will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

      SECTION 7. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed to the Holder and the Corporation at their addresses set forth herein, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

      SECTION 8. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

      IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of the 8th day of July, 1994.

                                          INVENTA CORPORATION

                                          By:___________________________________
                                                Ashok K. Santhanam,
                                                President

                               NOTICE OF EXERCISE

TO: Inventa Corporation

      (1) The undersigned hereby elects to purchase shares of Series A Preferred Stock of Inventa Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

      (2) Please issue certificate or certificates representing said shares of Series A Preferred Stock in the name of the undersigned or in such other name as is specified below:

                                            ____________________________________
                                                          (Name)

                                            ____________________________________
                                                        (Address)

      (3) The undersigned represents that the aforesaid shares of Series A Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

___________________________                 ____________________________________
        (Date)                                         (Signature)

                                            ____________________________________
                                                         (Title)

                                 ASSIGNMENT FORM

            (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

________________________________________________________________________________
                                 (Please Print)

whose address is _______________________________________________________________
                                 (Please Print)

                                       Dated: _________________________, 19_____

                          Holder's Signature: __________________________________

                            Holder's Address: __________________________________

                                              __________________________________

Signature Guaranteed: __________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                        EXHIBIT E

                              LIST OF REGISTRABLE SECURITIES

             Name                                     Registrable Securities
             ----                                     ----------------------

Robert Ducommun ...................................      60,000 Shares Series A

Palmer G. and Charles E. Ducommun
 Charitable Annuity Trust, u/d/t 7/21/83 ..........      60,000 Shares Series A

Electra D. de Peyster .............................      60,000 Shares Series A

Harry A. Caunter ..................................      25,000 Shares Series A

Ramesh Vasudevan ..................................     100,000 Shares Series A

Santhanam C. Shekar ...............................      25,000 Shares Series A

Gomati Venkateswaran ..............................      15,000 Shares Series A

Usha Vijayarajan ..................................      25,000 Shares Series A

Maya S. Hattangady ................................      10,000 Shares Series A

Andrew Potter .....................................      20,000 Shares Series A
                                                        ------------------------

                              TOTAL ...............     400,000 Shares Series A

                                    EXHIBIT F

                               INVENTA CORPORATION
                    EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

      As a condition of my employment with Inventa Corporation, its subsidiaries, affiliates, successors or assigns (the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

      1. At-Will Employment. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

      2. Confidential Information.

            (a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any of the Company's proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

            (b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

            (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

      3. Inventions.

            (a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a the Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

            (b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

            (c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

            (d) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

            (e) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

            (f) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

      4. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

      5. Returning the Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.

      6. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

      7. Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

      8. Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit D hereto.

      9. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

      10. Arbitration and Equitable Relief.

            (a) Arbitration. Except as provided in Section 10(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in

San Francisco County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

            (b) Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, and 5 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

      11. General Provisions.

            (a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

            (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

            (c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

            (d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date:  _________________________

                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Name of Employee (typed or printed)

________________________________
Witness

                                    EXHIBIT A

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP

                                                       Identifying Number
          Title                 Date                  or Brief Description
          -----                 ----                  --------------------


_______ No inventions or improvements

_______ Additional Sheets Attached


Signature of Employee: _________________________

Print Name of Employee: _________________________

Date: ________________

                                    EXHIBIT B

                       CALIFORNIA LABOR CODE SECTION 2870
                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

      "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

            (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

            (2) Result from any work performed by the employee for the employer.

      (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                    EXHIBIT C

                               INVENTA CORPORATION
                            TERMINATION CERTIFICATION

      This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, its subsidiaries, affiliates, successors or assigns (the "Company").

      I further certify that I have complied with all the terms of the Company's Employment Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

      I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

      I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.

Date: ______________________


                                           _____________________________________
                                           (Employee's Signature)

                                           _____________________________________
                                           (Type/Print Employee's Name)

                                    EXHIBIT D

                               INVENTA CORPORATION

                         CONFLICT OF INTEREST GUIDELINES

      It is the policy of the Company to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

      1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

      2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

      3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

      4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

      5. Initiating or approving any form of personal or social harassment of employees.

      6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

      7. Borrowing from or lending to employees, customers or suppliers.

      8. Acquiring real estate of interest to the Company.

      9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

      10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

      11. Making any unlawful agreement with distributors with respect to prices.

      12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

      13. Engaging in any conduct which is not in the best interest of the Company.

      Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

                               INVENTA CORPORATION

                             COMPLIANCE CERTIFICATE

      Pursuant to paragraph 5.4 of the Series A Preferred Stock Purchase Agreement dated as of July 8, 1994 (the "Agreement"), the undersigned, Ashok K. Santhanam, hereby certifies that:

      1. He is the duly elected and acting President of Inventa Corporation, a California corporation (the "Company").

      2. The representations and warranties made by the Company in Section 2 of the Agreement are true and correct as of the date of this certificate with the same effect as if made on such date.

      3. The Company has performed and complied with all agreements, obligations and conditions contained in the Agreement that are required to be performed or complied with by it on or before the date of this certificate.

      4. There has been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since April 30, 1994.

Dated effective as of: July 8, 1994


                                                    /s/ Ashok K. Santhanam
                                                    ----------------------------
                                                    Ashok K. Santhanam
                                                    President